UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2006

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

GMAC LLC

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GMAC SECOND QUARTER 2006 EARNINGS SUMMARY

•	Record quarterly net income of $900 million

•	Over $22 billion in cash reserve balances

•	Paid $1.4 billion dividend to GM

GMAC LLC (GMAC) earned a record $900 million in the second quarter of 2006, up $84 million from second quarter 2005 earnings of $816 million. The increase in second quarter earnings was due to strong earnings at Residential Capital Corporation (ResCap), which more than offset lower earnings from Automotive Finance and Insurance. GMAC also provided a significant source of cash flow to General Motors Corporation (GM) through the payment of a $1.4 billion dividend in the second quarter.

Results for Automotive Finance were $252 million, down $114 million from $366 million earned in the same period in the prior year. The decrease is due to a combination of continued margin pressures, lower remarketing results in the U.S. and Canada and higher consumer credit provisions, slightly offset by certain favorable non-U.S. tax rate changes and increases in investment income.

ResCap earnings were $548 million in the second quarter of 2006, up $248 million from $300 million earned in the second quarter of 2005. The increase in earnings was due primarily to a $259 million gain on sale of ResCap’s equity investment in a regional homebuilder. Absent the impact of the equity sale, ResCap earnings declined slightly in comparison to the same period last year. Mortgage originations were $47.0 billion for the second quarter of 2006, representing an increase from the $42.6 billion in the same period in the prior year.

GMAC’s Insurance operations generated net income of $80 million in the second quarter of 2006, down $20 million from earnings of $100 million in the second quarter of 2005, primarily due to a combination of lower capital gains and wholesale losses incurred in the quarter related to hail storms in the Midwest. In addition, GMAC Insurance maintained a strong investment portfolio, with a market value of $7.7 billion at June 30, 2006, including after tax net unrealized capital gains of $545 million.

In addition, earnings for GMAC’s Other segment, which includes the Commercial Finance business unit and GMAC’s equity investment of approximately 22% in Capmark Financial Group Inc. (Capmark), totaled $20 million, down $30 million from $50 million earned in the same period last year, when Capmark was wholly-owned and fully consolidated in GMAC’s results.

GMAC continues to maintain adequate liquidity with cash reserve balances at June 30, 2006 of $22.7 billion, comprised of $17.2 billion in cash and cash equivalents and $5.5 billion invested in marketable securities.

The sale of 51 percent of GMAC to a consortium led by Cerberus Capital Management is expected to close in the fourth quarter of this year. In addition to continuing to enable GMAC to support the sale of GM vehicles, the transaction is intended to support GMAC’s strategic goal of a stable investment grade credit rating and profitable growth.

* * * *

In this earnings release and comments by GMAC LLC (“GMAC”) management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein and in related charts and management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC’s actual results may differ materially due to numerous important factors that are described in GMAC’s most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of General Motors (“GM”), our parent, to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and Residential Capital Corporation (“ResCap”) and maintaining the mutually beneficial relationship between GMAC and GM; significant changes in the competitive environment and the effect of competition in the corporation’s markets, including on the corporation’s pricing policies; our ability to maintain adequate financing sources; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM’s contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; funding obligations under GM and its subsidiaries’ qualified U.S. defined benefits pension plans; restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government –sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC or GM; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.

Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Summary Statement of Income

Quarter-ended June 30, ($ in millions)	2006	2005

Net financing revenue	$1,623	$2,066
Other revenue and income	3,542	2,784
Total net revenue	5,165	4,850
Total noninterest expense	3,835	3,638
Income before income tax expense	1,330	1,212
Income tax expense	430	396
Net Income	$900	$816

Select Balance Sheet Data

Period-ended, ($ in millions)	June 30, 2006	December 31, 2005	June 30, 2005
Cash reserve balances*	$22,703	$19,976	$22,210
Finance receivables and loans held for sale, net **	199,876	203,734	205,154
Investments in operating leases	34,495	31,211	28,441
Total debt	247,778	254,407	251,658

* Includes cash invested in a portfolio of highly liquid marketable securities of $5,517, $4,180 and $2,487 at June 30, 2006, December 31, 2005 and June 30, 2005, respectively

** Net of allowance for credit losses

Operating Statistics

	Second Quarter		Six Months
	2006	2005	2006	2005
GMAC’s Worldwide Cost of Borrowing (1)	5.79%	4.60%	5.60%	4.45%

GMAC Period-end Debt Spreads Over U.S. Treasuries (bps)
2-Year	300	325
5-Year	370	485
10-Year	390	480

GMAC Automotive Finance Operations
Consumer credit (North America)
Net charge-offs as a % of managed receivables	0.89%	0.90%	0.99%	0.93%
Retail contracts 30 days delinquent as a % of average number of contracts outstanding (2)	2.38%	1.94%	2.35%	2.02%
Retail penetration (U.S. only)

Total consumer volume (retail and lease) as a % of retail sales	39%	37%	42%	44%
SmartLease as % of retail sales	19%	16%	21%	16%
Off-lease vehicle remarketing (U.S. only)
Sales proceeds on scheduled lease terminations (36-month) per vehicle (3)	$13,160	$13,526	$13,408	$13,609
Off-lease vehicles terminated (# of units)	69,427	83,888	138,556	155,814

ResCap
Origination volume ($ billions)	$47.0	$42.6	$88.6	$79.0
Mortgage servicing rights, net ($ millions)	$5,094	$3,246

GMAC Insurance Operations ($ millions)
Combined Ratio (4)	96.2%	94.4%	93.8%	94.1%
Premiums/revenue written	$1,030	$1,038	$2,131	$2,156
Investment portfolio market value	$7,738	$7,526
After-tax net unrealized capital gains	$545	$528

(1) Calculated by dividing total interest expense (excluding mark to market adjustments) by total debt.

(2) Excludes accounts in bankruptcy.

(3) Prior period amounts based on current vehicle mix, in order to be comparable

(4) The combined ratio represents the sum of all reported losses and expenses (excluding interest and income tax expense) divided by the total of premiums and service revenues earned and other income.

Item 8.01 Other Events

GMAC converted its form of organization from a Delaware corporation to a Delaware limited liability company and changed its name to “GMAC LLC”, effective July 20, 2006, as contemplated by the previously announced April 2, 2006 Purchase and Sale Agreement among General Motors Corporation, GM Finance Co. Holdings, Inc., FIM Holdings LLC, and the Company.

The information in Item 8.01 of this Current Report on Form 8-K shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be deemed to be incorporated by reference into the filings of GMAC under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC LLC
(Registrant)

Dated:	July 26, 2006	/s/ Sanjiv Khattri
Sanjiv Khattri Executive Vice President, Chief Financial Officer and Director

Dated:	July 26, 2006	/s/ Linda K. Zukauckas
Linda K. Zukauckas Vice President and Corporate Controller